Exhibit 10.4
LEASE
     LEASE AGREEMENT effective as of the 13th day of September, 2006, between F. Miller Construction, L.L.C. (I. D. No.                                         ) as lessee (“Lessee”) and Joe T. Miller, Sr., referred to as lessor (“Lessor”).
WITNESSETH:
ARTICLE I
LEASED PREMISES
     Lessor does hereby demise and lease unto Lessee, and Lessee does hereby hire and take from Lessor those certain premises (the “Leased Premises”) described as follows:
Commencing on the North right-of-way line of U. S. Highway No. 90 a distance of 461.4 feet Southeasterly from intersection of North line of U. S. Highway No. 90 and West line of Section Thirty-six (36), Township Nine (9) South, Range Eight (8) West, La. Mer., thence North 0° 44’ West along the East line of property allotted to Mrs. May Thelma Lamb 1400 feet, more or less, to South right-of-way line of Southern Pacific Railroad, thence East along South right-of-way line of Southern Pacific Railroad 453.45 feet to Northwest corner of property allotted to Herman Collins House, thence South 0° 44’ East along West line of property allotted to Herman Collins House 800 feet, thence North 80° 56’ West 361.4 feet parallel to U. S. Highway No. 90, thence South 0° 44’ East 670 feet to North right-of-way line of U. S. Highway No. 90, thence North 80° 56’ West along the North side of U. S. Highway No. 90 a distance of 100 feet to the point of commencement.
     Lessor has full right and authority to enter into this Lease and to grant to Lessee the estate and all rights purported to be herein granted without the prior consent or approval of any third party.

ARTICLE II
TERM
     The primary term of this Lease shall commence the 15th day of September, 2006 and shall continue until the 31st day of August, 2007, subject to all other provisions of this Lease. Lessee shall have the option to renew this Lease for five (5) additional successive renewal terms of one (1) year each, if Lessee gives Lessor written notice by certified or registered mail of its intention to renew at least ninety (90) days prior to the expiration of the primary term, or renewal term, as applicable, of this Lease. If Lessee timely exercises the options to renew granted in this Lease, then this Lease shall continue upon the same terms and provisions contained in this Lease (including rental).
ARTICLE III
RENT
     (a) Amount. Lessee shall pay to the Lessor a monthly rental of $3,500.00, in advance, on September 15, 2006 and then on the first day of each month thereafter through August 31, 2007. Rent for any period of early occupancy or for any partial calendar month during the term shall be prorated.
     (b) Address for Payment:
     Each rental payment shall be made payable to the following person and delivered to it at the following address:
Joe T. Miller, Sr.
3400 Holly Hill Road
Lake Charles, LA 70605
Each person may change the address for payment by notice to Lessee delivered on or before thirty (30) days prior to the rent due date.

ARTICLE IV
UTILITIES
     Lessee agrees to pay for all of the utility expenses, including gas, electrical and water, which are related to the Leased Premises are located. Lessee agrees all utilities will be listed in the name of Lessee and billed to Lessee.
ARTICLE V
REAL ESTATE TAXES
     Lessee shall pay all taxes, including ad valorem taxes, on the Leased Premises and on Lessee’s improvements, equipment and other property on the Leased Premises and shall further pay for its occupational licenses and fees levied by any governmental bodies. PROVIDED, HOWEVER, ad valorem taxes and other taxes shall be prorated for the first and final years of the lease term.
     The aforesaid items are to be paid by Lessee are a part of the rent for the Leased Premises, and a default in the payment of same shall be considered as a default in the payment of rental.
ARTICLE VI
MAINTENANCE AND REPAIR
     (a) Lessee’s Duties. By entry hereunder, Lessee acknowledges that the Leased Premises and appurtenances are in good, clean and sanitary order and repair, and accepts the Leased Premises in the condition delivered. Lessee shall, solely at its cost and expense, maintain the entire Leased Premises, including the roof and the structural components of the Leased Premises, in the same condition or state of repair (reasonable wear and tear excepted) than exists at the commencement of this

Lease. Lessee shall be responsible for maintaining existing exterior and interior walls, doors, and the interior and exterior of the Leased Premises, including all plumbing, electrical systems, piping, fixtures, equipment, heating and air conditioning equipment and shall replace all damaged or broken glass; provided, however, Lessee shall not be responsible for any repairs not occasioned by a casualty in excess of $10,000 per occurrence. In said maintenance, Lessee shall have the right to any warranties obtained by Lessor from subcontractors, materialmen or suppliers that relate to Lessor’s construction of the Leased Premises. Lessee covenants and agrees to tender to the Lessor the Leased Premises at the end of the Lease in good clean and sanitary order and repair; and in the same condition as at the commencement of the Lease, reasonable wear and tear only excepted.
     (b) Lessor’s Duties. The Lessor shall not be responsible for any maintenance of the Leased Premises. If a repair or replacement, not occasioned by a casualty, is required and will exceed $10,000 in cost, Lessor shall have the option to make that repair or replacement or cancel and terminate this lease as of the end of the month in which it is required to be made.
     (c) No representation or Warranties. Lessor has made no representations or promises with respect to this Lease, with respect to the Leased Premises or with respect to any matter related thereto, other than as expressly set forth herein.
     (d) Indemnity. Lessee hereby agrees to hold Lessor harmless and otherwise indemnify Lessor for any liability to persons or property arising from all defects other than latent defects in the Leased Premises and/or completed or incomplete repairs which are the obligation of Lessee to undertake.
     (e) Access. Lessor shall have the right to reasonable access to the Leased Premises throughout the term of this Lease for the purposes of repair or inspection.
     (f) Casualty or Expropriation. If as a result of a casualty to or expropriation of the Leased Premises, the Leased Premises cannot reasonably be occupied and used by Lessee, Lessee may cancel and terminate this Lease on thirty (30) days advance written notice to Lessor.
ARTICLE VII
INSURANCE
     Lessee shall, at its own cost and expense, keep and maintain in full force during the term of this Lease, insurance as follows:
     (a) Against public liability claims (including Workmen’s Compensation Claims), against Lessor and Lessee, and all other claims against Lessor and Lessee as owners and/or landlords resulting from any accident occurring at, on or in any other way related to the Leased Premises, or any part thereof; said insurance to provide coverage covering property damage, bodily injuries, including death resulting therefrom, to the extent of $1,000,000.00 per accident and $1,000,000.00 per person and liability for damage to property of others caused thereby to the extent of $1,000,000.00 per accident;
     (b) Against the perils of fire, flood and hazards ordinarily included under the standard extended coverage endorsements cover the full insurable value of the Leased

Premises, which the parties recognize is $750,000 on the date hereof; and,
     (c) The Lessor shall be named as an additional insured in any policy maintained pursuant to this Lease, and each such policy shall contain provisions against cancellation except upon thirty (30) days prior notice to Lessor.
     Policies and/or certificates of such insurance coverage shall be provided at Lessor’s request.
ARTICLE VIII
USE OF LEASED PREMISES
     Lessee shall use the Leased Premises exclusively as a construction company office, and Lessee is bound not to use the leased premises for any purpose that is unlawful or that tends to injure or depreciate the property.
     Lessee shall comply with all federal, state and/or local laws, rules, regulations and/or orders with respect to the storage, use, discharge and/or removal of any chemical substances, including any “Hazardous Substances,” “Pollutants”, or “Contaminants” (as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”)) in connection with its use of the Leased Premises. The Lessee shall be responsible for the removal of any Hazardous Substances, Pollutants or Contaminants stored in or on the Leased Premises by Lessee during the term of this Lease and/or if required by any federal, state and/or local laws, rules, regulations and/or orders resulting from the Lessee’s use of the Leased Premises.
     Lessee shall immediately notify Lessor, in writing, of any violation or suspected violation of any federal, state and/or local law, rule, regulation and/or order dealing with Hazardous Substances, Pollutants or Contaminants.
     Lessor and Lessee acknowledge and agree that the Leased Premises have heretofore been occupied by Lessor or an affiliate of Lessor. Notwithstanding any provision to the contrary contained herein, in no event shall Lessee be liable for any acts or omissions of Lessor or any prior tenant or occupant, nor for the presence at the Leased Premises of any Hazardous Substances, Pollutants or Contaminants if not stored in or on the Leased Premises by Lessee during the term of this Lease or if not resulting from the Lessee’s use of the Leased Premises.
ARTICLE IX
INDEMNIFICATION
     Lessee covenants that it will hold and save Lessor harmless from any and all loss, cost, liability, damage or expense, including without limitation, attorney’s fees and disbursements, caused by or arising from or in connection with the injury or death to persons or damage to property in, upon or about the Leased Premises or caused by or arising from or in connection with activities conducted thereon, or any act or omission of Lessee, its agents, employees, contractors, licenses and invitees, including without limitation, injury or death of Lessee’s agents, employees, licensees, and invitees and damage to their property; provided, however, that Lessee shall be required to indemnify Lessor only for the negligence of the Lessee, its agents, employees, licensees and invitees, and Lessee shall not be required to indemnify Lessor for any damage or injury of any kind arising out of the negligence of third parties, the Lessor, its agents or employees.

     Lessor shall not be liable for any damage to property or persons caused by, or arising out of water coming from the roof, water pipes, boilers, heating pipes, plumbing fixtures, waste pipes or any other source whatsoever whether within or without the Leased Premises.
     All properties of Lessee and others, placed or allowed to remain on the Leased Premises by Lessee or with its consent, shall remain on the Leased Premises at the sole risk of Lessee and Lessor shall not have any responsibility therefor or obligation to Lessee or any other party with respect thereto. Lessee shall comply with all applicable insurance and fire prevention regulations.
     The obligations of indemnity and assumption of responsibility on the part of Lessee set forth herein shall, to the extent of the obligations therein expressed, shall constitute an assumption of responsibility for the Leased Premises with the meaning of LSA-R.S. 9:3221 or other applicable law.
ARTICLE X
ASSIGNMENT
     Lessee shall not assign or sublease the Leased Premises in whole or in part, unless prior written consent of the Lessor is obtained. Such consent shall not be unreasonably withheld, provided that the Lessee shall remain primarily liable for the payment of the rent and the performance of the terms and conditions of this Lease.

ARTICLE XI
SUBORDINATION
     This Lease and all of Lessee’s rights, title and interest in and under this Lease shall be subject, subordinated and inferior to the lien of any and all mortgages which now exist or which Lessor may in the future place upon the Leased Premises; however, Lessee’s quiet enjoyment of the Leased Premises shall not be disturbed provided that Lessee is not in default under this Lease and agrees to attorn to Lessor’s successor in title in the event of a foreclosure. If requested by Lessee, the Mortgagor, Lessor and Lessee shall enter into an agreement reflecting the subordination, non-disturbance and attornment provisions of this paragraph.
ARTICLE XII
DEFAULT AND REMEDIES THEREFOR
     (a) Default. Any of the following shall constitute a default by Lessee:
     (1) Failure to pay any rental, provide the insurance required for this lease or to pay the other expenses or obligations assumed under this Lease within fifteen (15) days after the due date.
     (2) Any violation at any time of any other condition of this Lease if such violation continues for thirty (30) days after written notice of such violation is mailed by Lessor to Lessee.
     (3) The filing in any court of a petition in bankruptcy, receivership, reorganization, for respite, or for any other debtor’s proceedings by or against Lessee.

     (4) Any seizure of Lessee’s interest in this Lease under any writ of seizure of execution.
     (b) Remedies. If any default shall occur, then, in addition, to any other rights which Lessor may have under law or under the provisions of this Lease, Lessor shall have the following options:
     (1) To proceed for past due installment only, reserving its rights to proceed later for the remaining installments and to exercise any other option granted by this Lease.
     (2) To cancel this Lease and to proceed for past due installments.
     (3) To accelerate the rental for unexpired term of the Lease.
     However, Lessor agrees that in the event of any default other than the default described in (a)(1) above, Lessor will provide the Lessee with written notice of the default, and Lessee shall have thirty (30) days thereafter within which to correct the default.
     Lessee waives any putting in default for any such breach, except as expressly required by this Lease. Failure strictly and promptly to enforce the conditions set forth above shall not operate as a waiver of Lessor’s rights. The acceptance of rent by Lessor shall not waive any preceding breach by Lessee of any term or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor’s knowledge of the preceding breach at the time of the acceptance of such rent. Receipt by Lessor of a partial rental payment, even with special endorsement thereon, shall not constitute a waiver of any of Lessor’s rights hereunder. The waiver by Lessor or Lessee of any breach of this Lease shall not be deemed a waiver of any subsequent breach of the same of any other term or condition of this Lease. In the event of the failure of the Lessee to perform any of its obligations under this Lease, Lessor may, but shall not be obligated to, cause such obligations to be performed and shall have the right to collect such sums of money as may be expended by Lessor therefor from Lessee, together with interest at the rate of ten (10%) percent per annum until paid. Such performance by the Lessor shall not constitute a wavier of any default occasioned by Lessee’s nonperformance. If Lessor employs an attorney to collect rent or any other sum due by Lessee, or if suit is brought to recover possession of the Leased Premises, or because of the breach of this Lease by Lessee (and a breach shall be established), Lessee shall pay to Lessor all expense reasonably incurred therefor, including a reasonable attorney’s fees for such suit or collection.
     (c) Default by Lessor. In the event Lessor fails to fulfill any of its obligations under this Lease, Lessee agrees to provide Lessor, and any Mortgagee of the Leased Premises of which Lessee has been notified, with notice of the default and shall allow Lessor, or Mortgagee at Mortgagee’s option, twenty (20) days within which said default may be cured. In the event said default is not cured during this period, Lessee shall have the right to enforce any and all remedies granted by this Lease Agreement or by law against Lessor.

ARTICLE XIII
TERMINATION AND HOLDING OVER
     Upon termination, Lessee shall deliver the Leased Premises in good condition, ordinary wear and tear accepted. In the event the Lessee holds the Lease over, upon the termination or expiration of this Lease, the holding over shall operate to extend the Lease on a month to month basis and shall thereafter constitute this Lease a lease from month to month. In the event the Lessee does elect to hold the Lease over, either party shall have the right during the holdover period to terminate the continuation of the holding over by giving the other party thirty (30) days written notice. All the other terms and conditions of this Lease shall remain in effect during the holding over period. During the term of this Lease, the Lessor shall have the right to show the Leased Premises for sale, or rent.
ARTICLE XIV
NOTICES
     All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by registered or certified mail, postage prepaid, or sent by telegram, addressed as follows:
     If to the Lessor:
Joe T. Miller, Sr.
3400 Holly Hill Road
Lake Charles, LA 70605
     If to the Lessee:
F. Miller Construction, LLC
Attn: Mr. Mark Stauffer, Vice-President
12550 Fuqua
Houston, TX 77034

ARTICLE XV
BINDING EFFECT
     This Lease shall inure to the benefit of and shall be binding upon the Lessor, the Lessee and their respective successors and assigns, subject, however, to the limitations contained in Article XI hereof.
ARTICLE XVI
SEVERABILITY
     If any clause, paragraph or part of this Lease, for any reason, be finally adjudged by any court of competent jurisdiction to be unconstitutional or invalid, such judgment shall not affect, impair or invalidate the remainder of this Lease but shall be confined in its operation to the clause, sentence, paragraph or any part thereof directly involved in the controversy in which such judgment has been rendered. The unconstitutionality, invalidity or ineffectiveness of any one or more provisions or covenants contained in this Lease shall not relieve the Lessee from liability to make the payments of rental provided for in this Lease.
ARTICLE XVII
CAPTIONS
     The captions or headings in this Lease are for convenience only and in no way define, limit or described the scope or intent of any provision of this Lease.
ARTICLE XVIII
EXECUTION OF COUNTERPARTS
     This Lease may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one of the same instrument.

ARTICLE XIX
LAW GOVERNING CONSTRUCTION OF AGREEMENT
     This Lease is prepared and entered into with the intention that the law of the State of Louisiana shall govern its construction
ARTICLE XX
NET LEASE
     This agreement shall be deemed and construed to be a “net lease” and the Lessee shall pay absolutely net during the Lease Term and rent and all other payments required hereunder, free of any deductions, without abatement, diminution or set-off other than those herein expressly provided.
     IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly signed on the dates shown below.

WITNESSES:	LESSOR:

Print Name:	JOE T. MILLER, SR.

	DATE:
		,	2006

Print Name:

	LESSEE:

	F. MILLER CONSTRUCTION, LLC

	By:

Print Name:		Mark Stauffer, Vice-President

	DATE:
		,	2006

Print Name:

SOLIDARY GUARANTEE
     The undersigned, Orion Marine Group Holdings, Inc., herewith guarantees the performance of all of Lessee’s obligations under the foregoing Lease, including the payment of all amounts of rent, taxes, maintenance expenses and insurance, solidarily, binding itself in solido, unconditionally and as original promissor.
     This                      day of September, 2006.

ORION MARINE GROUP HOLDINGS, INC.

By:
Russell Inserra,
Chief Executive Officer

ACKNOWLEDGMENT
STATE OF LOUISIANA
PARISH OF EAST BATON ROUGE
     BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for the aforesaid Parish and State, personally came and appeared                                         , who by me being sworn, deposed and said that he witnessed the execution of the foregoing instrument by Mark Stauffer, Vice-President of F. Miller Construction, LLC and Russell Inserra, Chief Executive Officer Orion Marine Group Holdings, Inc., who in their official capacities executed the foregoing instruments of their own free will, act and deed on behalf of those entities for the uses, purposes and considerations therein expressed.

Sworn to and subscribed before me, this day of September, 2006.

NOTARY PUBLIC